Exhibit 99.1

May 1, 2020

Robert Getz

Chairman of the Board

Haynes International,

Inc. 1020 W. Park Ave.

Kokomo, IN

46904

Dear Robert,

I am writing to inform you that I hereby resign from the Board of Directors of Haynes International, Inc. effective today. I have accepted a position with Fidelity Management & Research Company that will require all of my attention and thus I will not be able to continue to serve as a director of Haynes. It has been a great pleasure to work with you, our fellow board members, and Haynes’s management team led by Michael Shor. I wish you and the team the very best in the future.

Sincerely yours,

/s/ William P. Wall

William P. Wall

Cc: Michael Shor, CEO